MASTER LEASE AGREEMENT


MASTER LEASE AGREEMENT dated as of October 10, 1995 between Southbridge Financial Corp., a Delaware corporation ("Lessor"), and American Hotel Exchange, Inc., a Florida corporation ("Lessee"). In Consideration of the mutual agreements hereinafter set forth and the payment of rent as herein provided, the parties hereto agree as follows:

1. Property Leased. Lessor hereby rents, demises and lets to Lessee all of the tangible personal property (the "Equipment") listed on each equipment schedule ("Equipment Schedule") executed, from time to time, pursuant to this Master Lease. Each Equipment Schedule shall be substantially in the form of Exhibit A, shall incorporate therein all of the terms and conditions of the Master Lease, shall contain such additional terms and conditions as Lessor and Lessee shall agree and shall constitute a separate, distinct and independent lease and contractual obligation of Lessee.

2. Definitions. 2.1 "Installation Date" means, as to each Item of Equipment designated on any Equipment Schedule, the date determined in accordance with such Equipment Schedule.

         2.2. "Commencement Date" means, as to each Equipment Schedule, the Date determined in accordance with such Equipment Schedule.

         2.3. "Event of Default" has the meaning specified in Section 14 hereof.

         2.4. "Item" means any individual item or items of Equipment identified in an Equipment Schedule.

         2.5. "Lease" means an Equipment Schedule as it incorporates the terms of the Master Lease, together with any riders, supplements and amendments to such Equipment Schedule and Master Lease.

         2.6. "Manufacturer" means the manufacturer of the Equipment.

         2.7. "Potential Event of Default" means any event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         2.8 "Guarantor" means AMNEX, Inc., the parent company of Lessee.

         2.9 "Guaranty" means the guaranty of Guarantor delivered pursuant to
Section 15.11.

3. Term and Lease Termination Option. 3.1 Term. The term of the Master Lease shall commence on the date set forth above and shall continue in effect so long as any Equipment Schedule remains in effect. The lease term for each Item shall commence on the Installation Date for such Item and shall continue for an initial period ending that number of months from the Commencement Date as is specified in the applicable Equipment Schedule (the "Initial Term"). On the Installation Date for each Item of Equipment, Lessee shall execute and deliver to Lessor a Certificate of Acceptance substantially in the form of Exhibit B.

         3.2 Lease Termination Option. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Lessee shall have the right to purchase the Equipment on an "as is, where is" basis for the sum of $1.00. At such time, Lessor shall deliver to Lessee a Bill of Sale to evidence such sale.

4. Rent and Payment. Rent shall begin to accrue on the Installation Date and Lessee shall pay to Lessor, as rental for the Equipment during the Initial Term, the rent set forth in the applicable Equipment Schedule ("Rent"), which shall be due and payable on the dates ("Rent Payment Dates") specified therein. Rent shall be paid to Lessor at the address set forth for Lessor in the Equipment Schedule or at such other place as Lessor shall designate in writing, or if to an assignee of Lessor, at such place as such assignee shall designate in writing, and shall be paid free and clear of all claims, demands or setoffs against Lessor or such assignee or any other party. Whenever any payment (of Rent or otherwise) is not made when due hereunder, Lessee shall pay interest on such amount until and including the date of payment, at the lesser of (a) the Overdue Rate specified in the applicable Equipment Schedule, and (b) the maximum allowable rate of interest permitted by law.

5. Selection; Warranty and Disclaimer of Warranties. Lessee represents and warrants that it selects the Equipment based on its own judgment and expressly disclaims any reliance upon statements made by Lessor. Lessee authorizes Lessor to insert in each Equipment Schedule the serial numbers and other identifying data of the Equipment. Lessor warrants to Lessee that, so long as Lessee shall not be in default of any of the provisions of the applicable Equipment Schedule, neither Lessor nor any Assignee or Secured Party (as such terms are defined in
Section 6.3) of Lessor will disturb Lessee's quiet and peaceful possession of the Equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS". Lessor shall not be liable, to any extent whatever, for the selection, quality, condition, merchantability, suitability, fitness, operation or performance of the Equipment. Without limiting the generality of the foregoing, Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature (including strict liability in tort) caused, directly or indirectly, by the Equipment or any inadequacy thereof for any purpose, or any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments thereto; or any delay in providing, or failure to provide, any part thereof, or any loss of business, or any damage whatsoever and howsoever caused except for any such loss caused directly by the gross negligence or willful misconduct of Lessor, or its agents and representatives. Lessor hereby appoints Lessee as Lessor's agent to assert, during the term of the applicable Equipment Schedule, any right Lessor may have to enforce the Manufacturer's warranties, if any; provided, however, that Lessee shall indemnify and hold Lessor and any Assignee or Secured Party harmless from and against any and all claims, costs, expenses, damages, losses and liabilities incurred or suffered by it as a result of or incident to any action by Lessee in connection therewith.

6. Title and Assignment. 6.1 Title. Nothing contained herein or in any Equipment Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except as a lessee as set forth therein and Lessee represents and agrees that Lessee shall hold the Equipment subject and subordinate to the rights of Lessor, any Assignee and any Secured Party, and Lessee shall furnish

Lessor with such documentation as Lessor shall reasonably request with respect thereto. Lessor is hereby authorized by Lessee, at Lessor's expense, to cause this Master Lease, any Equipment Schedule or any statement or other instrument in respect of any Equipment Schedule as it may deem necessary or appropriate showing the interest of Lessor, any Assignee and any Secured Party in the Equipment to be filed in all jurisdictions deemed by Lessor to be necessary or appropriate and Lessee agrees to execute and deliver Uniform Commercial Code financing statements reasonably requested by Lessor for such purpose. Lessee, at its expense, shall protect and defend Lessor's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens or encumbrance whatsoever (except any placed thereon by or through Lessor) and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any loss caused thereby.

         6.2 Sublease or Relocation by Lessee. Provided that no Event of Default or Potential Event of Default shall have occurred and be continuing, Lessee may, upon not less than thirty (30) days' prior written notice to Lessor, relocate the equipment to any location within any state of the continental United States where the Uniform Commercial Code is in effect. In the event of a relocation, Lessee shall cooperate with Lessor in taking all reasonable measures to protect the title of Lessor or any Assignee and the interest of any Secured Party to and in the Equipment and the Lease. No relocation permitted hereunder shall relieve Lessee from any of its obligations under the Lease and Lessee hereby waives any rights it may now have or hereafter acquire to avoid any such obligation by reason of such relocation or any circumstance arising therefrom. Lessee shall not sublease the Equipment or assign this Lease without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

         6.3 Assignment by Lessor. (a) Lessee acknowledges Lessor's intent to have the ability to sell and assign its interest, or grant a security interest for the purpose of securing an obligation, in and to each Equipment Schedule and the Equipment listed therein in whole or in part to a security assignee ("Secured Party") for the purpose of securing a loan to Lessor. Lessor may also sell and assign its rights as owner and lessor of the Equipment under any Equipment Schedule to an assignee ("Assignee") which, at the option of Lessor or the Assignee, may be represented by a bank or trust company acting as a trustee, in which case such trustee shall be the Assignee. After any such assignments, the term Lessor shall mean, as the case may be, such Assignee or trustee and any Secured Party. Lessee hereby consents to any such assignment and shall acknowledge such assignment or assignments as shall be designated by written notice, substantially in the form of Exhibit C hereto, given by Lessor to Lessee and further covenants and agrees that: (i) any Secured Party or Assignee shall have and be entitled to exercise any and all discretions, rights and powers of Lessor hereunder or under any Equipment Schedule, but such secured party or Assignee shall not be obligated to perform any of the obligations of Lessor hereunder or under any Equipment Schedule; (ii) Lessee shall pay to such Secured Party as Assignee as shall be designated in such notice, all Rent and any and all other amounts designated in such notice which are payable by Lessee under any Equipment Schedule, notwithstanding any defense, counterclaim, recoupment or setoff of whatever nature, whether by reason of breach of such Equipment Schedule or otherwise, which it may or might now or hereafter have against Lessor or Secured Party or any other party; (iii) Lessee will execute and deliver such further documentation as such Secured Party or Assignee may reasonably require to perfect or further the assignments contemplated by this
Section 6.3; and (iv) subject to and without impairment of Lessee's leasehold rights in and to the Equipment, Lessee holds the Equipment for such Secured Party or Assignee to the extent of such Secured Party's or Assignee's rights therein.

(b) Notwithstanding any assignment of Lessor's rights hereunder to an Assignee, Secured Party or any other person or entity, Lessor agrees that it shall remain principally responsible and obligated to perform all of Lessor's obligations and agreements hereunder. Lessee shall maintain its right to have recourse directly against Lessor on account of any breach by Lessor of its obligations hereunder. Each Secured Party and Assignee shall covenant that it will not disturb Lessee's quiet and peaceful possession of such Equipment or its unrestricted use thereof for its intended purpose during the term hereof so long as no Event of Default has occurred and is continuing.

7. Net Lease; Taxes and Fees. 7.1 Net Lease. Each Equipment Schedule constitutes a net lease. Lessee's obligation to pay all Rent and any and all other amounts payable by Lessee under any Equipment Schedule shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and such payments shall be and continue to be payable in all events.

      7.2 Taxes and Fees. Lessee covenants and agrees to pay when due or reimburse and indemnify and hold Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed during the term of each Equipment Schedule against Lessor, Lessee or the Equipment by any federal, state, county or local governmental authority upon or with respect to the Equipment or upon the ordering, purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to any Equipment Schedule (excepting only federal, state and local taxes based on or measured by the net income of Lessor). To the extent permitted by applicable law, Lessee shall prepare (in such manner as will show Lessor's ownership of the Equipment) and timely file all tax returns required in connection with taxes payable by Lessee hereunder.

8. Care, Use and Maintenance, etc. 8.1 Care, Use and Maintenance. (a) Lessee shall, at its sole expense, at all times during the term of each Equipment Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear.

(b) Lessee shall not use the Equipment for any purpose other than that for which it was designated Lessee covenants that the Equipment will at all times be used and operated in accordance with the Manufacturer's instructions and in compliance with any restriction contained in the Manufacturer's warranties regarding the Equipment and with any and all statutes, laws, ordinances and regulations of any government agency applicable to the Equipment Lessee will ensure, by contract or otherwise, that any Equipment affixed to real property does not become the property of the real property owner or any party holding a security interest therein, without the prior written consent of Lessor, and any such Equipment that is so affixed will be affixed subject to such reasonable conditions as Lessor may impose for its protection, and Lessee will provide Lessor with such landlord's and mortgagee's waivers as Lessor may request in connection therewith

         8.2 Alterations and Attachments. Lessee will not, without prior written consent of Lessor, affix or install any accessory, equipment or device on the Equipment leased hereunder which will either impair the originally intended function or use of such Equipment or cannot be readily removed without causing material damage to such Equipment. All such accessories, equipment and devices furnished, attached or affixed to the Equipment shall thereupon become the property of Lessor (except such as may be readily removed without causing material damage to the Equipment)

         8.3 Inspection by Lessor. Upon the request of Lessor, Lessee shall, at reasonable times during business hours and subject to Lessee's and the applicable property owner's or manager's normal security, safety and confidentiality regulations, make the Equipment available to Lessor for inspection at the place where it is normally located and shall make Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection.

9. Representations and Warranties. 9.1 Representations and Warranties of Lessee. Lessee represents, warrants and covenants that, with respect to this Master Lease and each Equipment Schedule executed hereunder, (a) the execution, delivery and performance thereof by Lessee have been duly authorized by all necessary corporate action and do not conflict with Lessee's charter or by-laws or with any indenture, contract or agreement by which it is bound, or with any statute, judgment, decree, rule or regulation binding upon it; (b) any individual executing this Master Lease or any documents delivered in connection herewith on behalf of Lessee is duly authorized to do so; (c) the Master Lease and each Equipment Schedule constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms; and (d) the Equipment is personal property and when subject to use by Lessee will not, in accordance with Lessee's service contract with the relevant property owner or manager, be deemed to become fixtures under applicable law.

      9.2 Representations and Warranties of Lessor. Lessor represents, warrants and covenants that, with respect to the Master Lease and each Equipment Schedule executed hereunder, (a) the execution, delivery and performance thereof by Lessor have been duly authorized by all necessary corporate action; (b) any individual executing this Master Lease or any documents delivered in connection herewith on behalf of Lessor is duly authorized to do so; and (c) the Master Lease and each Equipment Schedule constitute legal, valid and binding agreements of Lessor enforceable in accordance with their respective terms.

10. Delivery of Equipment. Lessee hereby assumes the full expense of transportation to the premises designated by Lessee (including in-transit insurance) and installation thereat of the Equipment.

11. Labeling. Lessee covenants and agrees that, upon request of Lessor, it shall cause the Equipment to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or plate affixed thereto as supplied by Lessor, indicating Lessor's interest in the Equipment. Lessee shall replace any such stenciling, tag or plate which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone so claiming through Lessor.

12. Loss Indemnification. Lessee shall and does hereby indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees (a "Claim"), arising out of the ownership, selection, possession, leasing, renting, operation, control, use, maintenance or delivery of the Equipment. Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this Section 12 to a party indemnified hereunder for any Claim occasioned by the gross negligence or willful misconduct of such indemnified party. Lessee shall notify Lessor immediately upon its having knowledge thereof of any Claim arising out of the alleged or improper manufacturing, functioning or operation of any Item of Equipment, and as promptly as practicable furnish Lessor with details thereof and copies of documents pertaining thereto.

13. Risk of Loss and Insurance. 13.1 Risk of Loss. Lessee hereby assumes the entire risk of loss, damage, theft or destruction of the Equipment, including during shipment of the Equipment to Lessee, and ending upon Lessee's purchase of the Equipment pursuant to Section 3.2, and no such loss, damage or destruction shall relieve Lessee of any of its obligations under any Equipment Schedule executed hereunder. In the event the Equipment is lost, damaged, destroyed or stolen, or title thereto shall be taken by any governmental authority under power of eminent domain or otherwise (an "Event of Loss"), Lessee shall give Lessor immediate notice thereof if the aggregate cost of the damaged Equipment at one location exceeds $3,000, and in any event, shall (a) have the damage repaired at its expense, without interruption of payment of Rent, or (b) if the Equipment so damaged cannot be repaired, or if the Equipment was lost, destroyed or title thereto taken then, at Lessor's option, either (x) continue the Lease, without interruption, as if not such damage had occurred, and promptly replace the Equipment with like-kind equipment reasonably satisfactory to Lessor ("Replacement Equipment"); provided, however, that (A) Lessee transfers or causes to be transferred to Lessor or its order (by bill of sale or other documents necessary to effect such transfer) such Replacement Equipment, free and clear of all security interests, liens, leases, claims, charges and encumbrances, and (B) such Replacement Equipment has a fair market value at the time of such replacement not less than the fair market value of the Equipment being replaced immediately prior to the damage or destruction requiring its replacement, or (y) on the next Rent Payment Date pay to Lessor the greater of
(i) the fair market value of any irreparably damaged Equipment, or (ii) the Stipulated Loss Value (as set forth in the relevant Equipment Schedule) applicable to such Lease and all Rent charges and other charges accrued and unpaid to and including the date of such payment.

         Lessee shall give Lessor notice, immediately upon its having knowledge thereof, of any damage to, or loss or destruction of, any Equipment having an aggregate cost at one location in excess of $3,000. All proceeds of insurance received by Lessor or Lessee under the policy referred to in Section 13.2 shall be applied toward the cost of repair or replacement of the Equipment or, if applicable, to reimburse Lessee for the amount of any Stipulated Loss Value actually paid by Lessee to Lessor. Upon replacement or payment of the fair market value or Stipulated Loss Value as provided herein above, title to the irreparably damaged Item or Items of Equipment shall transfer to Lessee (or Lessee's designee as may be required under the provisions of an insurance policy or maintenance agreement provided by Lessee with respect to the Equipment or otherwise) on an "as is" basis, without recourse or warranty.

         13.2 Insurance. (a) Lessee will, at all times prior to its purchase of the Equipment from

Lessor pursuant to Section 3.2, at its own expense, carry and maintain or cause to be carried and maintained (i) property insurance with respect to the Equipment, and (ii) public liability insurance with respect to third party personal and property damage, in each case with no greater deductibles and at least comparable in amounts and against risks customarily insured against by Lessee with respect to equipment it owns or leases similar in nature to the Equipment. Property insurance with respect to the Equipment in any event shall be in an amount at least equal to the greater of (i) the fair market replacement value of the Equipment, or (ii) the Stipulated Loss Value, if any, applicable to the relevant Lease. Public liability insurance with respect to third party personal and property damage in any event shall be for an amount not less than $5,000,000 per occurrence. Any policies of insurance carried in accordance with this Section 13.2 shall (i) require 30 days prior notice to Lessor, any Assignee and any Secured Party of cancellation, invalidation or material change in coverage, (ii) name Lessor, any Assignee and any Secured Party as additional insured, and provide that the policy shall be treated with respect to each of them as if it were a separate policy, (iii) provide that such insurance is primary and without right of contribution from any other insurance which might otherwise be available to the additional insureds, (iv) provide that in the event of any loss payment under a property policy the proceeds thereof shall be payable to Lessee, Lessor, any Assignee and any Secured Party as their interest may appear, (v) expressly provide that any obligations imposed upon the insureds (including, without limitation, the obligation to pay premiums) shall be the obligation solely of Lessee and not the obligation of the additional insureds and that any rights of the insurer for setoff, counterclaim or other deductions, and any rights of subrogation against Lessor, any Assignee and any Secured Party, are waived by such insurer, and (vi) be written by a company of recognized responsibility which is reasonably acceptable to Lessor.

          (b) On or prior to the Installation Date and thereafter not less than five days prior to any expiration date of a policy required pursuant to this
Section 13.2, Lessee shall deliver to Lessor and any additional insureds certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this Section 13.2; provided, however, that if the delivery of any certificate is delayed, Lessee shall deliver an executed binder with respect thereto and shall deliver the formal certificate upon receipt thereof.

         (c) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any claim for loss under any insurance policy and to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds.

         (d) Notwithstanding the foregoing provisions of this Section 13.2, Lessee may self-insure with respect to damage to the Equipment, or third party personal and property damage, or both, provided that (i) such self-insurance is consistent with the self-insurance practices of Lessee with respect to equipment it owns similar in nature to the Equipment, (ii) a description of such self-insurance practices including any limits or restrictions on coverage is provided in writing to Lessor and any Assignee or Secured Party upon request, and (iii) Lessor shall in its sole discretion agree to accept self-insurance in lieu of the foregoing insurance requirements set forth in this Section 13.2.

14. Default. 14.1 Definition. The occurrence of any one or more of the following events shall constitute an Event of Default under ln Equipment Schedule: (a) Lessee fails to pay any installment of Rent or other charge payable by Lessee under such Equipment Schedule when the same becomes due and payable and such default continues for a period of five business days after written notice thereof to Lessee; or (b) Lessee or Guarantor fails to perform any other term, covenant or condition of such Equipment Schedule or any Guaranty delivered in connection therewith, and such failure continues uncured for a period of 15 days after written notice; or (c) with respect to either Lessee or Guarantor, the making of an assignment by such party for the benefit of its creditors or the admission by such party in writing of its inability to pay its debts as they become due, or the insolvency of such party, or the filing by such party of a voluntary petition in bankruptcy, or the adjudication of such party as a bankrupt, or the filing by such party of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of any answer by such party admitting, or the failure by such party to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by such party to, or acquiescence by such party in, the appointment of any trustee, receiver or liquidator of such party or of all or any substantial part of the properties of such party, to vacate such appointment; or (d) with respect to either Lessee or Guarantor, the failure by such party, within 45 days after the commencement of any proceeding against such party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal such proceeding or, within 45 days after the appointment, without the consent or acquiescence of such party, of any trustee, receiver or liquidator of such party or of all or any substantial part of the properties of such party, to vacate such appointment; or (e) any representation or warranty made by Lessee or Guarantor herein or in any document or certificate delivered by Lessee or Guarantor in connection herewith shall prove to have been incorrect in any material respect when such representation or warranty was made or given; (f) an event of default shall occur and be continuing with respect to any other indebtedness or lease obligation of Lessee or Guarantor having a principal or rental amount outstanding in excess of $500,000; or (g) Lessee shall, or shall attempt to or permit any person to, remove, sell, transfer, encumber, part with possession of, assign, relocate or sublet any Item or Equipment (except as expressly permitted by the provisions of this Master Lease).

      14.2 Remedies. (a) upon the occurrence of any Event of Default, Lessor may, at its option: (i) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable terms and covenants of the applicable Equipment Schedule or to recover damages for the breach thereof; (ii) by notice to Lessee terminate such Equipment Schedule; (iii) declare immediately due and payable by Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the greater of (A) the present value of all sums to be paid by Lessee during the remaining Initial Term or any Renewal Term then in effect, discounted at the Acceleration Rate set forth in the applicable Equipment Schedule, and (B) the Stipulated Loss Value of the Equipment as of the Rent Payment Date immediately preceding the date on which such Event of Default occurs: (iv) take possession of the Equipment subject to such Equipment Schedule during Lessee's normal working hours, without demand or notice, wherever such Equipment may be located. Lessee hereby waives any right it may have for damages occasioned by any repossession. Any taking of possession pursuant to this subsection shall not in itself constitute termination of any Equipment Schedule and shall not, in any event, relieve Lessee of its obligations thereunder; and (v) enforce any of its rights against Guarantor under the Guaranty.

(b) Upon taking of possession of any Equipment pursuant to Section 14.2(a)(iv), Lessor may, at its option and without notice to Lessee, lease the repossessed Equipment to any third party on such terms and conditions as Lessor may determine or sell such Equipment at public auction or at private sale. In the event that Lessor leases or sells such repossessed Equipment, the Net Proceeds (as defined below) shall first be credited to amounts due and owing by Lessee, and shall then be used to reimburse Lessee for any liquidated damage payment made by Lessee pursuant to Section 14.2(a)(iii). Any surplus shall be retained by Lessor. Lessee shall remain liable for any deficiency resulting from an excess of amounts due and owing by Lessee over Net Proceeds. As used herein, "Net Proceeds" shall mean the sale price of the Equipment, or the aggregate rent payable pursuant to a re-lease of the Equipment discounted at the Overdue Rate, less all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lessor as a result of Lessee's default and Lessor's exercise of its remedies with respect thereto. In calculating Net Proceeds with respect to a re-lease of the Equipment for a term that extends beyond the Initial Term, only that portion of the re-lease term which does not extend beyond the Initial Term shall be used in such calculation.

(c) Notwithstanding Lessor's choice of one or more of the remedies provided herein, Lessee shall be liable for (i) all sums due and payable for all periods up to and including the date on which Lessor declared an Event of Default to exist, and (ii) all costs, charges and expenses, including reasonable attorneys' fees and disbursements, incurred by Lessor by reason of occurrence of any Event of Default or Lessor's exercise of its remedies hereunder. Any overdue Rent, and any unpaid amounts payable as liquidated damages pursuant to Section 14.2(a)(iii) shall bear interest at the Overdue Rate until paid in full.

(d) No remedy, referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy otherwise available to Lessor at law or in equity.

15. Miscellaneous. 15.1 Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understanding, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule and that this Master Lease and each Equipment Schedule contain the entire agreement between Lessor and Lessee with respect thereto. Neither this Master Lease nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

         15.2 No Waiver; Cure. No omission or delay by Lessor at any time to exercise or enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time designated, shall be a waiver of any such right or remedy to which Lessor is entitled, not shall it in any way affect the right of Lessor to enforce such provisions thereafter. If Lessee fails to perform any of its obligations under this Master Lease, Lessor or its assigns in addition to their other rights and remedies may, at the cost and expense of Lessee, perform such obligations but shall not be obligated to do so. All sums so paid by Lessor or its assigns shall be immediately due and payable by Lessee upon demand and shall bear interest at the Overdue Rate.

      15.3 Binding Nature. Each Equipment Schedule shall be binding upon, and shall inure to the benefit of, Lessor, Lessee and their respective successors, legal representatives and assigns, except, in the case of any Assignor or Secured Party, to the extent set forth in Section 6.3 hereof.

      15.4  Survival  of  Obligations.   All  agreements,   representations  and
warranties contained in the Master Lease, any Equipment Schedule or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lessor and its successors and assigns and shall survive the execution and delivery of this Master Lease and the expiration or other termination of the Master Lease.

         15.5 Notices. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and shall be deemed received only upon the earlier of receipt or three days after mailing if mailed postage prepaid by registered mail to Lessor or Lessee, as the case may be, at the address for such party set forth in the appropriate Equipment Schedule or at such changed address as may be subsequently submitted by written notice of either party.

         15.6 Applicable Law. This Master Lease and each Equipment Schedule shall be deemed to have been made, executed and delivered in the State of New York and shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         15.7 Severability. If any one or more of the provisions of the Master Lease or any Equipment Schedule shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Equipment Schedule shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

         15.8 Counterparts. This Master Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. If Lessor grants a security interest in all or any part of an Equipment Schedule, the Equipment covered thereby and/or sums payable thereunder, only that counterpart Equipment Schedule marked "Counterpart Number One of ___ Counterparts" shall be effective to transfer Lessor's rights therein. All counterparts shall bear the legend "No security interest in this Lease may be perfected by the possession of any counterpart other than Counterpart Number One. Only Counterpart Number One shall be deemed to be the original; all other counterparts shall be deemed to be duplicates.

         15.9 Delay in Installation. Lessee hereby assumes and shall bear the entire risk of loss arising out of or in connection with delays, partial performance or non-performance by the supplier of the Equipment and Lessor shall not be liable for specific performance of this Lease or for damages if, for any reason, any supplier delays or fails to fill or improperly fills an order.

         15.10 Further Assurances. Lessee shall furnish in connection with the execution and delivery of the Master Lease and, upon request by Lessor, in connection with each Equipment Schedule hereunder, an opinion of counsel, a certificate of incumbency and such other documents as Lessor may reasonably request in form reasonably acceptable to Lessor. Lessee hereby authorizes

Lessor to insert the serial numbers provided by the Manufacturer of any Equipment in the Equipment Schedule, Certificate of Acceptance and UCC-l financing statements, covering such Equipment.

         15.11 Guaranty of Parent. As incentive to Lessor and any Assignee or Secured Party to enter into each Equipment Schedule with Lessee, Lessee shall cause its parent company, Guarantor to deliver a Guaranty substantially in the form of Exhibit E hereto.

         15.12 Additional Matters. (a) Pursuant to Section l, Lessee and Lessor may, from time to time, mutually agree on additional terms and conditions with respect to an Equipment Schedule which may be set forth therein or attached thereto as "Riders" which shall be applicable to and constitute a part thereof.

(b) In the event of any conflict between the terms and conditions of this Master Lease and the terms and conditions of any Equipment Schedule or Rider, the terms and conditions of the Equipment Schedule or Rider shall prevail.

(c) Section headings are for convenience only and shall not be construed as part of the Master Lease.

(d) Unless otherwise specified, references to Exhibits or Sections herein shall be references to Exhibits or Sections of this Master Lease.

In Witness Whereof, the parties hereto have executed the Master Lease as of the day and year first above written.

AMERICAN HOTEL EXCHANGE, INC.,              SOUTHBRIDGE FINANCIAL CORP.,
LESSEE                                      LESSOR


By:  /s/ Kenneth G. Baritz                  By: /s/ Arthur P. Freierman
     Name: Kenneth G. Baritz                    Arthur P. Freierman
     Title: Chairman                            President